UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 7, 2019

MURPHY OIL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-8590	71-0361522
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Peach Street
P.O. Box 7000, El Dorado AR	71730-7000
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 870-862-6411

                                                  Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    [  ]

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 7, 2019, Murphy Oil Corporation (the “Company”) announced the retirement effective February 28, 2019, of Eugene T. (Gene) Coleman, Executive Vice President, Exploration & Business Development, of the Company.  Upon his retirement, Mr. Coleman will enter into a consultancy agreement with the Company to serve as a consultant to the Company for a one-year period commencing on April 1, 2019, subject to earlier termination pursuant to its terms.  The agreement will provide that Mr. Coleman will receive $30,000 per month and will contain standard industry provisions including non-compete and non-solicitation of Company employees’ restrictions.

Upon Mr. Coleman’s retirement, Michael K. (Mike) McFadyen, Executive Vice President, Offshore, will assume oversight of the Company’s exploration strategies and David R. Looney, Executive Vice President & Chief Financial Officer, will assume oversight of the Company’s business development strategies.

A full text of a news release announcing Mr. Coleman’s retirement is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(d)	Exhibits

99.1	A news release dated February 7, 2019, as issued by Murphy Oil Corporation, announcing details of announcing Mr. Coleman’s retirement.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MURPHY OIL CORPORATION

By:	/s/ Christopher D. Hulse
Christopher D. Hulse
Vice President and Controller

Date:  February 7, 2019

Exhibit Index

99.1	A news release dated February 7, 2019, as issued by Murphy Oil Corporation, announcing details of announcing Mr. Coleman’s retirement.